EXHIBIT 99.1

        DAVID T. TABER OF AMERICAN RIVER BANKSHARES TO SPEAK AT FINANCIAL
                               SERVICES CONFERENCE

Sacramento, CA, March 2, 2005 - David T. Taber, President and CEO of American River Bankshares, is scheduled to speak on the California Emerging Bank Panel at the Sandler O'Neill West Coast Financial Services Conference in San Diego on Thursday, March 10 at approximately 7:10 a.m. Pacific Time.

Presentations will be webcast live at http://www.sandleroneill.com and will be available for 30 days following the event. The conference will also be available via audio conference at (800) 239-8730, where callers will need to reference "Sandler O'Neill Conference, Session 1". In addition, American River Bankshares presentation materials will be available online after the event at www.amrb.com.

American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank (ARB), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of ARB] in Sonoma County and Bank of Amador [a division of ARB] in Amador County. For more information, please call 916-565-6100 or visit www.amrb.com, www.americanriverbank.com, www.northcoastbank.com or www.bankofamador.com.


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